Form 1

COMPANIES ACT OF BARBADOS
(Section 5)

ARTICLES OF INCORPORATION

1. Name of Company Twangiza (Barbados) Limited

Company Number 34117

2. The classes and any maximum number of shares that the Company is authorized to issue

The company is authorised to issue an unlimited number of common shares without nominal or par value.

3. Restriction if any on share transfers

There are no restrictions on the transfer of shares.

4. Number (or minimum and maximum number) of Directors

There shall be minimum of 1 and a maximum of 10 directors.

REGISTERED
SIGNATURE N. Mason
DATE 22-12-2010
CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE

5. Restrictions if any on the business the company may carry on

The company shall not engage in any business other than international business as defined in the International Business Companies Act, Chapter 77 of the Laws of Barbados.

6. Other provisions if any

Any distribution of shares of the Company to the public or any invitation to the public to subscribe for shares of the Company is prohibited.

7. Incorporators:
Date: December 21, 2010

Name	Address	Signature
Andrea Mullin Henry Attorney-at-Law	The Crane St. Philip Barbados	A.E. Mullin Henry

For Ministry use only
Company Number: 34117

Filed: 22-12-2010